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                                                                      EXHIBIT 21




                          SUBSIDIARIES OF REGISTRANT


                                                                      Percentage       State of
                                                                          of         Incorporation
          Parent                           Subsidiary                  Ownership    or Organization
--------------------------           --------------------------       ----------    ---------------

D&N Financial Corporation            D&N Bank                            100%          Federal

D&N Bank                             D&N Enterprises, Inc.               100%          Michigan

D&N Bank                             D&N Holdings, Inc.                  100%          Michigan

D&N Bank                             D&N Funding I Corp.                 100%          Delaware

D&N Bank                             D&N Mortgage Corporation            100%          Michigan

D&N Bank                             D&N Capital Corporation             100%          Delaware

D&N Holdings, Inc.                   Quincy Insurance Co.                100%          Michigan